UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2018

IDENTIV, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-29440	77-0444317
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Walnut Avenue, Suite 100, Fremont, California		94538
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 250-8888

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Merger or Disposition of Assets.

Merger Agreement

On November 1, 2018, Identiv, Inc., a Delaware corporation (“Identiv” or the “Company”) completed the previously announced acquisition of Thursby Software Systems, Inc., a Texas corporation (“TSS”), pursuant to an Agreement and Plan of Merger dated as of October 25, 2018 (the “Merger Agreement”), by and among Identiv, TSS Merger Sub, Inc., a Texas corporation and wholly owned subsidiary of Identiv (“Merger Sub 1”), TSS Merger, LLC., a Texas limited liability company and a wholly owned subsidiary of Identiv (“Merger Sub 2”), TSS, and William Thursby as the sole Shareholder of TSS. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Identiv’s Current Report on Form 8-K filed on October 25, 2018, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 2.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Pursuant to the terms of the Merger Agreement described in Item 2.01 above, on November 1, 2018, Identiv became obligated to issue 426,621 shares of its common stock, par value $0.001 per share, to the holder of equity interests of TSS in connection with the Merger. The common stock will be issued pursuant to an exemption under Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D, as promulgated thereunder. Identiv has also agreed to file a registration statement on Form S-3 registering the Identiv shares following closing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2018, the Compensation Committee of the Board of Directors of Identiv granted Sandra Wallach, the Company’s Chief Financial Officer, a Restricted Stock Unit (“RSU”) award for 5,000 shares of the Company’s common stock, of which 25% vests on November 1, 2019 with additional vesting in equal quarterly installments over the following three years.

Item 7.01	Regulation FD Disclosure.

On November 1, 2018, Identiv issued a press release announcing completion of the acquisition of TSS, pursuant to the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto. The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, by and among Identiv, Inc., Thursby Software Systems, Inc., TSS Merger Sub, Inc., TSS Acquisition, LLC. and William Thursby as the sole Shareholder of Thursby Software Systems, Inc., dated as of October 25, 2018.* (filed as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed October 25, 2018, and incorporated herein by reference).

99.1	Press Release dated November 1, 2018.

*

Schedules and attachments to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted schedules and attachments upon request by the Securities and Exchange Commission.

Note Regarding Forward-Looking Information

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including the statements regarding the Merger, the filing of a Registration Statement on Form S-3, and the potential future payments of Merger Consideration are forward-looking statements. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the satisfaction of certain requirements with respect to any future Merger Consideration and other factors discussed in our public reports, including our Annual Report on Form 10-K for the year ended December 31, 2017 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Identiv, Inc.

November 1, 2018	By:	/s/ Sandra Wallach
Sandra Wallach
Chief Financial Officer